CONSULTING AGREEMENT

                                                       Exhibit 10.63

         Agreement made this day 26 of July, 1996,  between Hungarian
Telephone and Cable Corp. (the "Company"), and Robert Genova (the "Consultant");

         WHEREAS, the Company previously employed the Consultant, and the Company and the Consultant desire that the Company engage him as a part time consultant, but only on terms and conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the Company and the Consultant hereby agree as follows:

         1. This Agreement shall have a two (2) year term. During such term, the Consultant shall consult for the Company as an independent contractor. He shall render such consulting services as the Company may reasonably request, including
(1) preparing and delivering, on or before August 31, 1996, a detailed report regarding all pending business matters involving or affecting the Company, including, but not limited to, a description of all discussions held within the past twelve (12) months with Tele Danmark; MATAV; Alcatel; Jasz-Com, Rt. (a/k/a Jasztel); MCG, Rt. (a/k/a Monortel); Compagnie General de Eaux; any official, representative, or agency of the government of the Republic of Hungary; or any other individual, group, or entity regarding acquisitions, sales, investments, or other business opportunities for the Company or its Affiliates; and (2) using his knowledge, experience, and contacts to advise the Company concerning present and future telecommunication concession opportunities in Europe, including Hungary and the Czech Republic, and assisting the Company in pursuing those opportunities. During the term of this Agreement, the Consultant shall be available to render up to two hundred (200) hours of services each year, at mutually agreeable times and places. The Consultant shall obey all policies of the Company and of any company directly or indirectly owned or controlled by or under common control with the Company (such other companies being hereinafter referred to collectively as "Affiliates"). The Consultant shall not be an agent of the Company, and shall not purport to act to bind the Company. He shall not issue any press releases or otherwise deal with the media without express prior approval of the Company.
         2. (a) For consulting services provided under this Agreement, the Company shall pay the Consultant the aggregate sum of $926,700.00, payable to the Consultant in seventy-two (72) equal, consecutive, monthly, non-interest bearing installments of $12,870.83 each, beginning on August 31 , 1996, subject to applicable tax withholdings. The payments due the Consultant under this paragraph 2(a) shall be made without defense, offset, or counterclaim; any claim or defense by the Company for breach of this Agreement to be asserted in a separate suit. In the event the Company fails to make any payment under this paragraph 2(a) when due, which failure continues for ten (10) days after written notice to the Company by the Consultant, then the Company shall be required to pay interest on the unpaid amount at the rate of one and one half percent (1.5%) per month for as long as the past due amount remains unpaid, plus a one time late payment penalty equal to ten percent (10%) of the amount then due. If the Company fails to make three (3) consecutive payments under this paragraph 2(a), after appropriate written notice as stated above, the entire balance of the aggregate payments due under this Agreement shall become due and payable. In the event of the Consultant=s death after the expiration of the term of this Agreement but prior to the payment of all amounts due under this Agreement, the payments remaining due under this paragraph 2(a) shall continue to be paid by the Company to the Consultant's designee, who shall be designated by the Consultant in writing, or, upon the Consultant=s failure to designate a designee in writing, to the Consultant's estate.
                  (b) As an independent contractor, the Consultant will not be entitled to expense accounts, vacation time, sick leave, fringe benefits, insurance coverage, or other employment benefits paid by the Company to its employees.
                  (c) The Consultant shall be responsible for providing, as needed, his own office space; arranging his own telephone, secretarial, and other ordinary office needs; and shall not be entitled to reimbursement for such expenses. If the Consultant is requested to travel on the Company's business, he shall be reimbursed for reasonable expenses incurred, but only where approved in advance by the Company.
         3. The Company may terminate the Consultant's engagement at any time for cause. For purposes of this Agreement, Acause@ shall mean dishonesty, fraud, or misrepresentation by the Consultant that substantially injures the Company. The Company must give the Consultant ninety (90) days notice of the Company=s intention to terminate this Agreement for cause, and the Consultant shall be entitled during such period to cure or correct his alleged deficiencies.

         4. The Consultant shall not divulge or communicate to any person (except in performing his duties under this Agreement) or use for his own purposes trade secrets, confidential commercial information, or any other information, knowledge, or data of the Company or Affiliates (whether acquired as an employee, director, or officer of the Company, as a consultant hereunder, or otherwise) which are not generally known to the public, and shall use his best efforts to prevent the publication or disclosure by any other person of any such secret, information, knowledge, or data. All documents and objects made, compiled, received, held, or used by the Consultant while engaged by the Company in connection with the business of the Company shall be and remain the Company's property and shall be delivered by the Consultant to the Company upon the termination of the Consultant's engagement or at any earlier time requested by the Company.
         5. The Consultant hereby agrees that any and all improvements, inventions, discoveries, formulae, processes, methods, know-how, confidential data, trade secrets, and other proprietary information (collectively, "Work Product") within the scope of any business of the Company or any Affiliate which the Consultant may conceive, make, or have conceived or made during his engagement with the Company shall be and are the sole and exclusive property of the Company, and that the Consultant shall, whenever requested to do so by the Company and without the payment of any additional compensation, at the Company's expense, execute and sign any and all applications, assignments or other instruments and do all other things that the Company may deem necessary or appropriate (i) in order to apply for, obtain, maintain, enforce, or defend patents of the United States or any foreign country for any Work Product, or
(ii) in order to assign, transfer, convey, or otherwise make available to the Company the sole and exclusive right, title, and interest in and to any Work Product.
         6. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. The Consultant agrees to submit to the exclusive jurisdiction of the federal and state courts in the State of New York for any dispute arising under or relating to this Agreement. He further agrees not to commence or continue litigation or other legal proceedings relating to this Agreement in any forum other than New York, and waives any claim that New York is an inconvenient forum.
         7. Any notice or other communication required or permitted under this Agreement shall be effective only if it is in writing and delivered personally or sent by registered or certified mail, postage prepaid, addressed as follows:

                           If to the Company:

                           L.  R.  Mitten
                           Citizens International Management
                           Services Company
                           3 High Ridge Park
                           Stamford, CT  06905

                           If to the Consultant:
                           Robert Genova
                           4 Woodlawn Drive
                           Andover, NJ  07821

or to such other address as either party may designate by notice to the other, and shall be deemed to have been given upon receipt.
         8. This Agreement and other agreements being executed simultaneously with this Agreement constitute the entire agreement between the parties hereto with respect to the subjects thereof, and supersede and are in full substitution for any and all prior understandings or agreements, written or oral, with respect to the Consultant=s employment and the other subjects covered in this Agreement and in those other agreements. The Consultant shall not disclose, or permit any other person to disclose, to the media or to any other person, other than his immediate family, the negotiations or circumstances leading up to this Agreement or those other agreements; the terms of this Agreement or those other agreements; or the termination of the Consultant=s employment by the Company. It is acknowledged and agreed that the Company has the sole and exclusive right to make (subject to the Consultant=s prior review and approval, which approval shall not unreasonably be withheld) or decline to make any public disclosures concerning any or all of the foregoing subjects; provided, however, that no information released by the Company regarding any or all of the foregoing subjects shall in any way disparage the Consultant or his contributions to the Company.

         9. This Agreement may be amended only by an instrument in writing signed by the parties hereto, and any provision hereof may be waived only by an instrument in writing signed by the party or parties against whom or which enforcement of such waiver is sought. The failure of either party hereto at any time to require the performance by the other party hereto of any provision hereof shall in no way affect the full right to require such performance at any time thereafter, nor shall the waiver by either party hereto of a breach of any provision hereof be taken or held to be a waiver of any succeeding breach of such provision or a waiver of the provision itself or a waiver of any other provision of this Agreement.
         10. This Agreement is binding on and is for the benefit of the parties hereto and their respective successors, heirs, executors, administrators and other legal representatives. Neither this Agreement nor any right or obligation hereunder may be assigned, subcontracted or delegated by the Company (except to an Affiliate) or by the Consultant.
         11. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

                  IN WITNESS WHEREOF, the Company and the Consultant have executed this Agreement as of the date first written above.

                                      HUNGARIAN TELEPHONE AND CABLE CORP.

                                      By: James Morrison
                                          ------------------------------

                                          s/Robert Genova
                                          ------------------------------
                                          ROBERT GENOVA